UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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International Business Machines Corporation

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April 2025

Dear IBM Stockholder,

As the independent Lead Director and the Chairs of the Committees of the IBM Board of Directors, we want to thank you for your support and your investment and trust in IBM. In 2024, the Company continued its journey to achieve speed, innovation in AI and hybrid cloud, and technical excellence. We are writing to share a few thoughts on the Board’s role in driving long-term stockholder value.

Trust and Transparency

We are aware of the profound impact that technologies like AI have on business and society and that IBM bears significant responsibility to develop technologies ethically and to deploy them with trust and transparency. IBM is committed to developing policies and practices that prioritize ethics, trust, transparency and accountability and will continue to contribute to global efforts that shape standards and best practices for current and emerging technology, such as AI. Your Board is actively engaged in overseeing the Company’s efforts in these areas and providing disclosure of our progress.

Committed, Responsive Board

We have a robust stockholder engagement program that includes participation by the Lead Director, as well as the Chairman and CEO and other members of senior management. Stockholder feedback from engagement efforts is shared with the Board and helps to inform the Board’s decisions and the Company’s policies, practices, and disclosures. In addition, the Company’s management regularly reports to the Board about the various business and market risks identified through IBM’s comprehensive annual risk review to give visibility to the most salient risks facing the Company, the impact those risks may have and the Company’s strategy to mitigate and manage them.

We hope to receive your support on all of the Board’s recommendations in IBM’s 2025 Proxy Statement.

Sincerely,

Alex Gorsky	Peter R. Voser
IBM’s Lead Director	Chair of IBM’s Audit Committee

Andrew N. Liveris	Frederick H. Waddell
Chair of IBM’s Directors and Corporate Governance Committee	Chair of IBM’s Executive Compensation and Management Resources Committee

Overview of IBM's 2025 Annual Meeting of Stockholders

2024 was a year of growth and progress as we continued our journey to achieve speed, innovation in AI and hybrid cloud, and technical excellence

We request your support at the 2025 Annual Meeting

© 2025 IBM Corporation

✓ **Board of Directors**

- Engaged Board with the **right skillsets and experience to provide robust, independent oversight** of key risks and opportunities
- **Ongoing refreshment** ensures fresh perspectives and continued alignment of expertise with IBM's strategy

Refer to pgs. 8-17 of proxy

✓ **Ratification of Appointment of Accounting Firm**

- IBM's Audit Committee has selected PricewaterhouseCoopers LLP to be IBM's auditors for the year 2025 and believes **this selection is in the best interest of IBM's stockholders**

Refer to pg. 68 of proxy

✓ **Executive Compensation (Say on Pay)**

- Strong compensation practices support our **high-value business model**, which delivered **$62.8 billion in revenue** in 2024
- **Pay outcomes are based on financial performance** relative to our goals, with a significant percentage of pay **at-risk** and subject to **rigorous performance targets**
- Majority of pay is in the form of **long-term equity** to ensure alignment with stockholders

Refer to pgs. 33-45 of proxy

X **Stockholder Proposal: Transparency in Lobbying**

- Independent third parties **recognize IBM as a leader** in lobbying and political spending disclosure
- **IBM does not make contributions of any kind**, directly or indirectly, to political parties, campaigns or candidates
- **IBM has provided the disclosure requested by this proposal**, which was further enhanced in 2023
- **Board and management provide strong oversight** of public policy efforts

Refer to pg. 71 of proxy

X **Stockholder Proposal: Report on Hiring/Recruitment Discrimination**

- **IBM periodically reviews all hiring and recruiting processes globally** for compliance with government regulations and alignment with corporate culture and values
- **IBM publicly disclosed its workforce demographics** in its most recent Impact Report, including our efforts regarding inclusion and the associated metrics

Refer to pg. 73 of proxy